Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

TAL INTERNATIONAL GROUP, INC.

PREAMBLE

These Amended and Restated Bylaws (these “Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation, as amended (the “Certificate of Incorporation”) of TAL INTERNATIONAL GROUP, INC., a Delaware corporation (the “Corporation”).   In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I.

OFFICES

Section A.                                         Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS

Section A.                                         Time and Place of Meetings; Annual Meeting.

(a)                                 All meetings of stockholders for the election of Directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by a majority of the members of the Board of Directors.  In the absence of any such designation by a majority of the members of the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

(b)                                 An annual meeting of stockholders (the “Annual Meeting”) shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.  The date of the Annual Meeting shall be determined by a majority of the members of the Board of Directors.  Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten days nor more than sixty days before the date of the meeting.

No business may be transacted at an Annual Meeting, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this clause (b) and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (y) who complies with the notice procedures set forth in this clause (b).

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred and twenty (120) days prior to the anniversary date of the date of the proxy statement for the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the Annual Meeting was first made. To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

No business shall be conducted at the Annual Meeting except business brought before the Annual Meeting in accordance with the procedures set forth in this clause (b), provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this clause (b) shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be discussed or transacted.

Section B.                                         Time and Place of Special Meetings.  Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by the President at the request of a majority of the members of the Board of Directors.

All special meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be designated by a majority of the members of the Board of Directors.  In the absence of any such designation by a majority of the members of the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section C.                                         Notice of Meetings.  Written notice of each meeting of stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.  The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section D.                                         Quorum.  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business.  If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of the shares of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be presented or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section E.                                          Voting.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by a majority of votes cast by holders of the stock represented and entitled to vote thereon, with each such holder having the number of votes per share and voting as a member of such classes of stockholders as may be provided in the Certificate of Incorporation, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after one year from its date, unless such proxy provides for a longer period.  The officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section F.                                           No Action by Stockholders without a Meeting.  No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

Section G.                                         List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section H.                                        Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section G of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section I.                                             Inspectors.  The Board of Directors may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of stockholders, or any adjournment thereof, in advance of such meeting.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

ARTICLE III.

DIRECTORS

Section A.                                         General Powers.  The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section B.                                         Number and Election of Directors.  The Board of Directors shall consist of at least one and no more than fifteen members.  Except as provided in Section C of this Article, Directors shall be elected by a majority of the votes cast at the annual meeting of stockholders, and each Director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.  Any Director may resign at any time upon notice to the Corporation.  Directors need not be stockholders.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any Annual Meeting or at any special meeting called by the Board of Directors or the President for the purpose of electing directors (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section B and on the record date for the determination of stockholders entitled to vote at such Annual Meeting or special meeting and (ii) who complies with the notice procedures set forth in this Section B. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than one-hundred and twenty (120) days prior to the anniversary date of the date of the proxy statement for the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the Annual Meeting was first made; and (b) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was first made.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section B. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section C.                                         Vacancies.  Except as provided in the Certificate of Incorporation, vacancies and newly created Directorships resulting from any increase in the number of Directors may be filled by a majority of the members of the Board of Directors then in office though less than a quorum, and each Director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal.  If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

Section D.                                         Place of Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section E.                                          Regular Meetings.  The Board of Directors may hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors.  No notice of regular meetings need be given.

Section F.                                           Special Meetings.  Special meetings of the Board of Directors may be called by the lead director of the Board of Directors, the President or any three Directors.  Three business days written or telephonic notice of special meetings need be given.

Section G.                                         Quorum.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the members of the Board of Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section H.                                        Organization.  The lead director of the Board of Directors or any other Director appointed by a majority of the members of the Board of Directors shall act as chairman at all meetings of the Board of Directors.  If a lead director of the Board of Directors is not elected or, if a majority of the members of the Board of Directors have not appointed another Director to act as chairman at a meeting of the Board of Directors, then the President shall act as chairman at a meeting of the Board of Directors.

Section I.                                             Committees.  The Board of Directors, by resolution adopted by a majority of the members of the Board of Directors, may designate one or more committees, each such committee to consist of one or more Directors.  Except as expressly limited by the Delaware General Corporation Law or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the majority of the members of Board of Directors may determine and specify in the resolution designating such committee.  The Board of Directors, by resolution adopted by a majority of the members of the Board of Directors, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee.  In the absence or disqualification of a member or alternate member of a committee, a majority of the members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee.  Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require.  Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section J.                                             Action without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section K.                                         Attendance by Telephone.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section L.                                          Compensation.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings of the Board of Directors or any committee of the Board of Directors as a majority of the members of the Board of Directors may from time to time determine.  No such payment shall preclude any Director from serving the Corporation or any of its parent or subsidiary corporations or any of its stockholders in any other capacity and receiving compensation for such service.

Section M.                                      Interested Directors.  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by a majority of the members of the Board of Directors, a committee thereof or the stockholders.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section N.                                         Removal.  Except as otherwise provided in the Certificate of Incorporation, any one or more or all of the Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

ARTICLE IV.

OFFICERS

Section A.                                         Enumeration.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Chief Financial Officer.  A majority of the members of the Board of Directors may also elect one or more Senior or other Vice Presidents, one or more Assistant Secretaries and Assistant Chief Financial Officers and such other officers and agents as it shall deem appropriate.  Any number of offices may be held by the same person.  The officers of the Corporation need not be stockholders of the Corporation nor need such officers be Directors of the Corporation.

Section B.                                         Term of Office.  The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified.  Any officer elected or appointed by a majority of the members of the Board of Directors may be removed at any time by a majority of the members of the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article shall be filled by a majority of the members of the Board of Directors, and any vacancy in any other office may be filled by a majority of the members of the Board of Directors.  Each successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section C.                                         President.  The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President.  The President shall preside at all meetings of stockholders.  The President shall be the Chief Executive Officer of the Corporation.  The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by a majority of the members of the Board of Directors.

Section D.                                         Vice President.  At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as a majority of the members of the Board of Directors from time to time may prescribe.  If there be no Vice President, a majority of the members of the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section E.                                          Secretary.  The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice, if any, of all meetings of stockholders and shall perform such other duties as may be prescribed by the Board of Directors or the President.  The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary.  A majority of the members of the Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.  The Secretary shall also keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign with the President or Vice President, certificates for shares of the Corporation, the issuance of which shall be authorized by resolution of a majority of the members of the Board of Directors, and have general charge of the stock transfer books of the Corporation.

Section F.                                           Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by a majority of the members of the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by a majority of the members of the Board of Directors, the President or the Secretary.

Section G.                                         Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by a majority of the members of the Board of Directors.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by a majority of the members of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when a majority of the members of the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation.  The Chief Financial Officer shall perform such other duties as may from time to time be prescribed by a majority of the members of the Board of Directors or the President.

Section H.                                        Assistant Chief Financial Officer.  The Assistant Chief Financial Officer, or if there shall be more than one, the Assistant Chief Financial Officers in the order determined by a majority of the members of the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the President or the Chief Financial Officer.

Section I.                                             Controller.  The Board of Directors may elect a Controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him by a majority of the members of the Board of Directors.

Section J.                                             Other Officers.  The President or a majority of the members of the Board of Directors may appoint other officers and agents for any group, division or department into which this Corporation may be divided by a majority of the members of the Board of Directors, with titles as the President or a majority of the members of the Board of Directors may from time to time deem appropriate.  All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the President or a majority of the members of the Board of Directors may specify.  All appointments made by the President hereunder and all the terms and conditions thereof must be reported to the Board of Directors.

In no case shall an officer or agent of any one group, division or department have authority to bind another group, division or department of the Corporation or to bind the Corporation except as to the business and affairs of the group, division or department of which he or she is an officer or agent.

Section K.                                         Salaries.  The salaries of the elected officers shall be fixed from time to time by a majority of the members of the Board of Directors or any committee thereof and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V.

CERTIFICATES OF STOCK

Section A.                                         Form.  The shares of the stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of such stock shall be uncertificated shares.  Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the President or a Vice President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation.  Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the President or a Vice President and the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section B.                                         Transfer.  Except as otherwise established by rules or regulations approved by a majority of the members of the Board of Directors, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Section C.                                         Replacement.  In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as a majority of the members of the Board of Directors may prescribe.  A majority of the members of the Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

Section D.                                         Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, a majority of the members of the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that a majority of the members of the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which a majority of the members of the Board of Directors adopts the resolution relating to such purpose.

Section E.                                          Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.  The Corporation shall not be required to register any transfer of shares made in violation of any agreement among a stockholder or investor in the Corporation and the Corporation, or recognize as a holder of any such shares any transferee in such a violative transaction.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section A.                                         Indemnification in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.  The Corporation shall have the power to indemnify to the fullest extent permitted by law in effect today as at any time in the future any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was acting in such person’s official capacity as a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section B.                                         Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation.  The Corporation shall have the power to indemnify to the fullest extent permitted by law in effect today as at any time in the future any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was acting in such person’s official capacity as a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation.

Section C.                                         Indemnification for Expenses.  To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A and B of this Article VI, or in defense of any claim, issue or matter therein, the Corporation shall have the power to indemnify to the fullest extent permitted by law in effect today as at any time in the future such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section D.                                         Payment of Expenses in Advance of Final Disposition.  Expenses (including attorney’s fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section E.                                          Indemnification Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section F.                                           Purchase of Insurance by the Corporation.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VI.

Section G.                                         Constituent Corporations.  For purposes of this Article VI, references to the Corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section H.                                        Interpretation.  For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

Section I.                                             Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section J.                                             Limitation on Indemnification.  Notwithstanding the foregoing, no Director or officer or any other person or entity shall be entitled to apply to any court or tribunal to require indemnification or advancement of expenses by the Corporation.  Indemnification and advancement of expenses shall only be permissible when authorized as specified in Section D of this Article VI.

ARTICLE VII.

GENERAL PROVISIONS

Section A.                                         Fiscal Year  The fiscal year of the Corporation shall be fixed by resolution of a majority of the members of the Board of Directors.

Section B.                                         Corporate Seal.  The corporate seal, if obtained, shall be in such form as may be approved from time to time by a majority of the members of the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section C.                                         Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any Director, member of a committee or stockholder, such notice may be given by mail, addressed to such Director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by facsimile, telegram, telex or cable.

Section D.                                         Waiver of Notice.  Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section E.                                          Resignations.  Any Director or any officer, whenever elected or appointed, may resign at any time by serving written notice of such resignation on the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the President or Secretary.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.  Except as a majority of the members of the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section F.                                           Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as a majority of the members of the Board of Directors may from time to time designate.

ARTICLE VIII.

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. If any action the subject matter of which is within the scope of this Article VIII is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article VIII and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article VIII with respect to any current or future actions or claims.

ARTICLE IX.

AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority of the members of the Board of Directors.  The fact that the power to amend, alter, repeal or adopt the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

ARTICLE X.

SUBJECT TO CERTIFICATE OF INCORPORATION

These Bylaws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation of the Corporation (including any certificates of designations filed thereunder), and in the event of any conflict between these Bylaws and the Certificate of Incorporation, the Certificate of Incorporation shall control.